1940 Act File No. 811-22517

As filed with the Securities and Exchange Commission on June 7, 2013

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

[X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
[X] Amendment No. 3
(Check Appropriate Box or Boxes)

ASGI CORBIN MULTI-STRATEGY FUND, LLC
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Exact Name of Registrant as Specified in Charter

C/O ALTERNATIVE STRATEGIES GROUP, INC.
401 SOUTH TRYON STREET
CHARLOTTE, NC 28202
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Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

Registrant’s Telephone Number, including Area Code (866) 440-7460
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LLOYD LIPSETT
WELLS FARGO LAW DEPARTMENT
JP201-210
200 BERKELEY STREET
BOSTON, MA 02116

Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

Copies of Communications to:

MARK P. GOSHKO
K&L GATES LLP
STATE STREET FINANCIAL CENTER
ONE LINCOLN STREET
BOSTON, MA 02111

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form N-2 (File No. 811-22517) of ASGI Corbin Multi-Strategy Fund, LLC (the “Registrant”) has been filed by the Registrant pursuant to Section 8(b) of and Rule 8b-15 under the Investment Company Act of 1940, as amended (the “1940 Act”). However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by entities or persons that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, interests in the Registrant.

The contents of the Registration Statement on Form N-2 filed by the Registrant with the Securities and Exchange Commission on January 4, 2011 (the “Initial Registration Statement”), Amendment No. 1 to the Initial Registration Statement filed on November 9, 2011 and Amendment No. 2 to the Initial Registration Statement filed on March 30, 2012 are incorporated by reference. The purpose of this Amendment No. 3 is to update the exhibits to the Registrant’s Registration Statement.

PART C—OTHER INFORMATION

ITEM 25.          FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:
The Registrant’s Certified Shareholder Report on Form N-CSR filed June 8, 2012 (Accession No. 0000898432-12-001273) and incorporated by reference.

(2)	Exhibits:
	(a)	(i)
Certificate of Formation, dated November 19, 2010, incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 811-22517) filed with the Commission on January 4, 2011 (Accession No. 0000898432-11-000010) (“Initial Registration Statement”).

(ii)
Amended and Restated Limited Liability Company Agreement, dated April 1, 2012, incorporated by reference to the Registrant’s Amendment No. 2 to the Initial Registration Statement filed with the Commission on March 30, 2012 (Accession No. 0000898432-12-000416) (“Amendment No. 2”).

	(b)	Bylaws, dated November 19, 2010, incorporated by reference to the Initial Registration Statement.
	(c)	Not applicable.
	(d)	See (2)(a) and (2)(b).
	(e)	Dividend Reinvestment Plan, incorporated by reference to Amendment No. 2.
	(f)	Not applicable.
	(g)	(i) Investment Advisory Agreement between the Registrant and Alternative Strategies Group, Inc. (the “Adviser”), dated December 10, 2010, incorporated by reference to the Initial Registration Statement.
(ii) Investment Subadvisory Agreement between the Adviser and Corbin Capital Partners L.P. (the “Subadviser”), dated December 23, 2010, incorporated by reference to the Initial Registration Statement.
	(h)	Not applicable.
	(i)	Not applicable.
	(j)	(i)
Custody Agreement dated August 26, 2010, incorporated by reference to the Form N-2 filing for ASGI Agility Income Fund filed with the Commission on September 2, 2010 (the “Agility Income Fund Initial Registration Statement”).

(ii) Custody Agreement Amendment A, dated November 16, 2010, incorporated by reference to the Initial Registration Statement.
(iii)
Custody Agreement Amendment A, dated December 20, 2010, incorporated by reference to Amendment No. 2 to the Agility Income Fund Initial Registration Statement filed with the Commission on June 7, 2013 (the “Agility Income Fund Amendment No. 2”).

	(iv)	Custody Agreement Amendment B, dated March 26, 2012, incorporated by reference to the Agility Income Fund Amendment No. 2.
	(v)	Amendment Agreement to the Custody Agreement, dated June 1, 2012, incorporated by reference to the Agility Income Fund Amendment No. 2.
	(vi)	Amendment Agreement to the Custody Agreement, dated January 1, 2013, incorporated by reference to the Agility Income Fund Amendment No. 2.
(k)	(i)	Expense Limitation Agreement, dated February 1, 2013, filed herewith.
(ii)
Amended and Restated Wholesaling and Placement Agent Agreement between the Registrant and Alternative Strategies Brokerage Services, Inc. (“ASBSI”) dated November 2, 2011, incorporated by reference to Amendment No. 1 to the Registrant’s Initial Registration Statement, filed with the Commission on November 9, 2011 (Accession No.  0000898432-11-001178) (“Amendment No. 1”).

	(iii)	Multiple Class Plan pursuant to Rule 18f-3, incorporated by reference to Amendment No. 1.
	(iv)	Distribution Plan pursuant to Rule 12b-1 for Class A Units, incorporated by reference to Amendment No. 1.
	(v)	Administrative Services Agreement, dated August 26, 2010, incorporated herein by reference to the Agility Income Fund Initial Registration Statement (“Administrative Services Agreement”).
	(vi)	Amendment to the Administrative Services Agreement, dated December 15, 2010, incorporated by reference to the Initial Registration Statement.
	(vii)	Administrative Services Agreement between the Registrant and International Fund Services (N.A.), LLC dated September 21, 2011, incorporated by reference to Amendment No. 1.
	(viii)	Amendment to the Administrative Services Agreement, dated April 1, 2012, incorporated by reference to the Agility Income Fund Amendment No. 2.
	(ix)	Amendment to the Administrative Services Agreement, dated June 1, 2012, incorporated by reference to the Agility Income Fund Amendment No. 2.
	(x)	Amendment to the Administrative Services Agreement, dated January 1, 2013, incorporated by reference to the Agility Income Fund Amendment No. 2.
	(xi)	Amendment to the Administrative Services Agreement, dated January 1, 2013, incorporated by reference to the Agility Income Fund Amendment No. 2.
(l)	Not applicable.
(m)	Not applicable.
(n)	Not applicable.

(o)	Not applicable.
(p)	Not applicable.
(q)	Not applicable.
(r)	(i)	Code of Ethics of the Adviser, ASBSI, A.G. Edwards Capital, Inc. and the Registrant, dated June 1, 2013, incorporated by reference to the Agility Income Fund Amendment No. 2.
	(ii)	Code of Ethics of the Subadviser incorporated by reference to the Initial Registration Statement.
(s)	(i)	Power of Attorney, dated December 10, 2010, incorporated by reference to the Initial Registration Statement.
	(ii)	Power of Attorney, dated September 21, 2011, incorporated by reference to Amendment No. 1.

ITEM 26.          MARKETING ARRANGEMENTS

Shares are issued solely in transactions not involving any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Without conceding such relationship, the following persons may be considered to be under common control with the Registrant at the time of this filing:

ASGI Aurora Opportunities Fund, LLC
ASGI Mesirow Insight Fund, LLC
(each a Delaware limited liability company)

ASGI Agility Income Fund, a Delaware statutory trust.

ASGI Special Asset Holdings, Inc., a Delaware corporation.
ASGI Aurora Special Onshore Asset Holdings, Inc., a Delaware corporation.

ASGI Aurora Special Offshore Asset Holdings, Ltd., a Cayman Islands exempted company.

ITEM 29.          NUMBER OF HOLDERS OF SECURITIES

Set forth below is the number of record holders as of May 1, 2013 of each class of securities of the Registrant:

Title of Class	Number of Record Holders
Class A Shares of Limited Liability Company Interests	89
Class I Shares of Limited Liability Company Interests	670

ITEM 30.          INDEMNIFICATION

The Registrant’s Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) contains provisions limiting the liability of the Registrant’s Managers and providing for indemnification of the Registrant’s Managers and the directors, officers and employees of the Registrant (including his or her respective executors, heirs, assigns, successors, or other legal representatives) under certain circumstances. The Registrant hereby undertakes that it will apply the indemnification provision of the LLC Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant, in conjunction with the Adviser and the Registrant’s Board of Managers, maintains insurance on behalf of any person who is an Independent Manager, officer, employee, or agent of the Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. The Registrant will not pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

ITEM 31.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information regarding any other business, profession, vocation or employment of a substantial nature in which each executive officer and manager of the Adviser and Subadviser is, or at any time during the past two fiscal years has been, engaged is set forth in the private placement memorandum and/or incorporated by reference to Form ADV filed by the Adviser and Subadviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (File nos. 801-64191 and 801-63358, respectively). The principal business address of the Adviser is 401 South Tryon Street, Charlotte, North Carolina 28202. The principal address of the Subadviser is 590 Madison Avenue, 31st Floor, New York, NY 10022.

ITEM 32.          LOCATION OF ACCOUNTS AND RECORDS

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s administrator, The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc., located at 400 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809 and the Registrant’s custodian, BNY Mellon Investment Servicing Trust, located at 1 Wall Street, New York, New York 10286, with the exception of certain documents which are in the possession and custody of the Adviser, located at 401 South Tryon Street, Charlotte, NC 28202; 550 California Street, 6th Floor, San Francisco, CA 94104; and 200 Berkeley Street, 20th and 21st Floors, Boston MA 02116, telephone number (866) 440-7460.

ITEM 33.          MANAGEMENT SERVICES

Not applicable.

ITEM 34.          UNDERTAKINGS

Not applicable.

Signatures

Pursuant to requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of North Carolina this 7th day of June 2013.

ASGI CORBIN MULTI-STRATEGY FUND, LLC

By:	/s/ Adam I. Taback
Adam I. Taback
President

INDEX TO EXHIBITS

(k)	(i)	Expense Limitation Agreement, dated February 1, 2013.